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                                                                    EXHIBIT 21


                  C.P. CLARE CORPORATION AND SUBSIDIARIES
                            LIST OF SUBSIDIARIES


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

            SUBSIDIARY                                  PLACE OF INCORPORATION
            ----------                                  ----------------------
Clare Capital, Inc.                                       New York
Clare Capital, Inc.                                       Delaware
Clare Components, Inc.                                    New York
Clare Components, Inc.                                    Delaware
Clare Electronics, Inc.                                   New York
Clare Electronics, Inc.                                   Delaware
Clare Instruments, Inc.                                   New York
Clare Instruments, Inc.                                   Delaware
Clare Services, Inc.                                      New York
Clare Services, Inc.                                      Delaware
Clare Systems, Inc.                                       New York
Clare Systems, Inc.                                       Delaware
Clare Technologies, Inc.                                  New York
Clare Technologies, Inc.                                  Delaware
Clare Canada, Ltd.                                        Ontario, Canada
Clare France S. A. R. L.                                  France
C.P. Clare Electronics GmbH                               Germany
C.P. Clare Foreign Sales Corporation                      U.S. Virgin Islands
C.P. Clare International N.V.                              Belgium
C.P. Clare Mexicana S.A. de C.V.                          Mexico
Clare Technologies (Taiwan), Inc.                         Taiwan
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